8 Hartom St, Jerusalem Israel 97775 Phone: +972-2-548-6555 Fax: +972-2-548-6550 www.biocancell.com info@biocancell.com

AGREEMENT

Between

BioCancell Therapeutics Ltd.
Beck Science Center, 8 Hartom St.
Jerusalem 97775, Israel
(Hereinafter: “BioCancell”)

And between

Hadasit Medical Research Services and Development Ltd.
Hadassah Ein-Kerem Hospital
P.O.Box 12000
Jerusalem, Israel

(Hereinafter: “the Medical Center”)

BioCancell and the Medical Center shall be hereinafter collectively referred to in this Agreement as “Parties”; each one of which also referred to as “Party”.

Whereas
BioCancell has expressed its interest in carrying out, managing and funding the clinical trial the subject of which being “Phase 2b, Multicenter Trial of Intravesical DTA-H19/PEI in Patients with Intermediate-Risk Superficial Bladder Cancer”, bearing protocol no. BC-07-01, a copy of which is attached as Appendix A hereto (hereinafter: “the Trial”); and

Whereas
The Medical Center is a wholly owned subsidiary of Hadassah Medical Organization (hereinafter: “HMO”) and is authorized to enter this Agreement and to utilize HMO’s facilities, employees and agents for the purpose of this Agreement; and

Whereas
The Medical Center wishes to conduct the Trial, and has declared that HMO holds the proper facilities and staff required to perform the Trial, and that it is willing to put such facilities and staff at the disposal of BioCancell, for the purpose of performing the Trial; and

Whereas
The Parties agree that BioCancell shall maintain the management authorities with regard to the performance of the Trial in all of its stages subject to the Protocol, HMO internal procedures and Privacy limitations; and

Hadassah–agreement

8 Hartom St, Jerusalem Israel 97775 Phone: +972-2-548-6555 Fax: +972-2-548-6550 www.biocancell.com info@biocancell.com

Whereas
BioCancell has agreed to pay the Medical Center the consideration, specified in Appendix C hereto, for the performance of all the undertakings of the Medical Center under this Agreement; all, according to the terms and conditions of this Agreement

NOW, THEREFORE, it is hereby declared and agreed between the parties as follows:

1.	General
1.1.	The preface and appendices to this Agreement constitute an integral part hereof.
1.2.	Titles of the sections in this Agreement shall be used for terms of reference only, and could not be used for the interpretation of this Agreement.
1.3.
This Agreement contains the entire understanding of the Parties and the Principle Investigator with respect to the subject matter hereof, and supersedes all prior or pre-existing negotiations, declarations, presentations, commitments and/or agreements, whether written or oral, whether explicit or implied, between the Parties and the Principle Investigator, with respect to such subject matter.

1.4.
In the event of a contradiction between this Agreement and any of the terms of its appendices, the terms and conditions of this Agreement shall prevail, whereas on medical issues, the Protocol (Appendix A) prevails this Agreement.

1.5.
Anything in this Agreement denoting the singular shall also denote the plural, and anything denoting the feminine gender shall also denote the masculine gender, and vice versa, insofar as no other meaning is inferred by the context.

2.	Appendices
The appendices to the Agreement are:
2.1.	Appendix A: The Trial Protocol
2.2.	Appendix B: The Trial Personnel Clearance
2.3.	Appendix C: The Consideration
2.4.	Appendix D: Schedule 4 of the Guidelines.
2.5.	Appendix E: The Trial Documents and Related Activities.

3.	Definitions
In this Agreement, the following terms shall have the specific meaning attributed to them in the table below:
The Agreement	This agreement and its appendices.
Serious Adverse	As defined in the Trial Protocol and in the Guidelines.
Event Monitors	Any body or person/s nominated by, or representing BioCancell and/or any company of the BioCancell Group to monitor the Trial (i.e., conduct on-site audits for Good Clinical Practices compliance).

Hadassah–agreement

8 Hartom St, Jerusalem Israel 97775 Phone: +972-2-548-6555 Fax: +972-2-548-6550 www.biocancell.com info@biocancell.com

Completed CRF	A CRF having, according to the discretion of BioCancell and/or any third party appointed by BioCancell, no discrepancies in its details and no unanswered queries.
CRF	Case Report Forms containing any and all data of the Subjects, which has been gathered during the Trial. The CRF shall be in hardcopy format.
The End of the Trial
The point in time, in which a Completed CRF has been submitted to BioCancell by the Principal Investigator, as defined herein, for all the Subjects participating in the Trial, or the date of termination of the Trial according to the terms and conditions of the Agreement; the earlier of the two.

FDA	The United States of America Food and Drug Administration.
The Guidelines	Ministry of Health guidelines entitled “Clinical Trials of Human Subjects” as may be amended and modified from time to time.
The Helsinki Declaration	The 1964 Declaration of Helsinki regarding the recommendations guiding physicians in bio-medical research involving human beings, as amended in Tokyo, 1975.
ICH-GCP	Harmonized Tripartite Guideline for Good Clinical Practice as may be amended and modified from time to time.
IND	Investigational New Drug Application (US code of Federal Regulations 21 CFR Part 312).
Inspector/s	Any inspecting body legally authorized to perform inspections in clinical trials, including, inter alia, the MOH, FDA or any other state regulated medical authority.
Invention Rights
(i) Any and all intellectual property rights, relating to the Trial Data and/or to the BioCancell Data, including, inter alia, all data, reports, inventions, discoveries, formulas, concepts, tests, drawings, specifications, applications, designs and trade secrets, methodologies, engineering and manufacturing processes and research processes or results generated, arrived at, developed or reduced to practice by the Medical Center and/or the Principal Investigator during the course of, or arising from the Trial, the right to register and/or own any inventions stemming directly or indirectly from the Trial Data and/or the BioCancell Data, with the exception of Trial Subjects personal and confidential medical records and hospital records.

(ii) All patents, copyrights, know-how, trademarks, and other intellectual property in and/or covering such data, reports, invention, discoveries and results as referred to above.
Investigator Brochure	A document, which is submitted along with the Trial Protocol to the relevant Helsinki Committee and FDA, and the content of which is outlined in the GCP Guidelines.

Hadassah–agreement

8 Hartom St, Jerusalem Israel 97775 Phone: +972-2-548-6555 Fax: +972-2-548-6550 www.biocancell.com info@biocancell.com

Medical Center Helsinki Committee	A committee appointed pursuant to the National Health Regulations and whose role is to approve any and all medical experiments on humans conducted by the Medical Center.
Ministry of Health Approval
Approval from the Director General of the Ministry of Health, or whomever he/she has delegated the authority to for this purpose, for the performance of the Trial at the Medical Center, according to the National Health Regulations and the Guidelines.

Ministry of Health / MOH	The Israeli Ministry of Health.
National Health Regulations	Israel National Health Regulations (Clinical Trials on Human Subjects), 1980 as may be amended from time to time.
Publications
All publications, manuscripts, abstracts and papers relating directly to the Trial, and which were initiated or composed directly, in whole or in part, by the Principal Investigator and/or by the Medical Center and/or by any of the Trial Personnel.

The BioCancell Data
Any and all information provided by BioCancell or by the BioCancell Group to the Medical Center, Principal Investigator or any member of the Trial Personnel with regard to the Trial, including, without limitation, the Trial Protocol and the Investigator Brochure which shall be the sole property of the BioCancell Group.

The BioCancell Group	The group of companies consisting of BioCancell Therapeutics, Inc and BioCancell Therapeutics Ltd.
The Guidelines	Ministry of Health guidelines entitled “Clinical Trials of Human Subjects” as may be amended and modified from time to time.
The Product(s)	DTA-H19/PEI
The Subjects
A group of persons chosen by the Principal Investigator to participate in the Trial and who signed a written informed consent for the participation in the Trial, all according to the criteria established in the Trial Protocol.

The Trial Data
Any and all clinical data, technical information, records, files and materials relating to the Trial, including the Trial Documents, case report forms, source documents (such as subjects charts and physical notes), as well as other related data generated during or as a result of the Trial which shall be the sole property of the BioCancell Group, and be subject to confidentiality obligations imposed under the Guidelines and ICH-GCP and National Health Regulations.

Hadassah–agreement

8 Hartom St, Jerusalem Israel 97775 Phone: +972-2-548-6555 Fax: +972-2-548-6550 www.biocancell.com info@biocancell.com

Trial Documents
Any and all documents required by BioCancell, the MOH, the Medical Center or any applicable laws, rules, regulations or guidelines, for the initiation, performance and completion of the Trial; without derogating from the generality of the above, the Trial Documents shall include any and all documents specified in Appendix E to this Agreement subject to confidentiality obligations imposed under the Guidelines and ICH-GCP and National Health Regulations.

Trial Personnel	The medical and administrative staff involved in the Trial, including those who shall be employed by HMO and cleared according to the undertaking attached to this Agreement as Appendix B.
The Trial Protocol
A document that describes the objective(s), design, methodology, statistical considerations, and organization of the Trial. The Trial Protocol usually also gives the background and rationale for the trial, but these could be provided in other protocol referenced documents. Throughout this Agreement the term Trial Protocol refers to the protocol and its amendments, which are attached to this Agreement as Appendix A.

4.	Precedent Conditions
The Parties hereby agree and undertake that the Agreement shall not enter into effect before all of following cumulative approvals have been granted (hereinafter: “the Approvals”):
4.1.	The approval of the Trial Protocol by the Medical Center Helsinki Committee and the MOH, if such approval is required by the Guidelines; and
4.2.	The approval of the Agreement in general, its budget and Appendix C in particular, by the MOH and the committee of engagement with commercial companies in accordance Section 9 of the Guidelines; and
4.3.	The approval of the Trial Protocol, Investigator Brochure and related documents by the FDA.

5.	The Principal Investigator
5.1.	Dr. Vladimir Yutkin MD, of HMO (hereinafter: “the Principal Investigator”) has agreed to serve as the principal investigator of the Trial.
5.2.
The Principal Investigator undertakes to perform the Trial in compliance with the following: (a) the Trial Protocol, (b) the Guidelines, (c) the instructions and the terms specified in the approval of the Medical Center Helsinki Committee, (d) the ICH-GCP, (e) the Helsinki Declaration, (f) the applicable laws, rules and regulations regulating such studies which are applicable in Israel, (g) written instructions and prescriptions issued by BioCancell regarding the Trial and/or the Product; all as may be amended from time to time, and (h) the requirements in accordance with the FDA Form 1572 “Statement of Investigator.” Every PI at each site must sign this form for submission to the FDA.

Hadassah–agreement

8 Hartom St, Jerusalem Israel 97775 Phone: +972-2-548-6555 Fax: +972-2-548-6550 www.biocancell.com info@biocancell.com

5.3.
The Principal Investigator has declared that he holds the professional ability and credentials required for performing the Trial in accordance with the Trial Protocol and any applicable laws, rules, regulations and guidelines, all as detailed above.

5.4.
In the event that the Principal Investigator, for any reason whatsoever, shall be unable to conduct the Trial, or shall cease to be available for the performance of the undertakings set forth in this Agreement, the Medical Center shall use its best efforts to appoint, within 30 days of the Investigator becoming unable to conduct the Trial, a suitably qualified successor investigator whose identity shall be approved in advance by BioCancell (the “Successor Investigator”). Such Successor Investigator shall undertake all the duties and responsibilities of the Principal Investigator as detailed in the Agreement. Should the Medical Center not be able to appoint a Successor Investigator, or if the appointed Successor Investigator is not acceptable by BioCancell, either party shall be entitled to terminate this Agreement forthwith and without further liability and at no cost to Biocancell, save for any payments for work already performed and for documented out-of-pocket costs arising from non-cancellable commitments incurred prior to such termination.

5.5.
In the event of the replacement of the Principal Investigator, as described under this Section 5.4, the Principal Investigator shall have no claim towards BioCancell and/or the Medical Center and/or any third party acting on their behalf in direct or indirect connection with such replacement.

6.	Medical Center undertakings
6.1.
The Medical Center represents that HMO has the requisite skills, knowledge, experience, facilities, resources and appropriately qualified human resources to undertake and conduct the Trial in accordance with the provisions of this Agreement.

6.2.
The Medical Center and HMO undertake that the Trial shall be conducted in an efficient, diligent, professional and timely manner and in compliance with the following: (a) the Trial Protocol, (b) the Guidelines, (c) the instructions and the terms specified in the approval of the Medical Center Helsinki Committee, (d) the ICH-GCP, (e) the Helsinki Declaration, (f) the applicable laws, rules and regulations regulating such studies which are applicable in Israel, and (g) written instructions and prescriptions issued by BioCancell regarding the Trial and/or the Product; all as may be amended from time to time.

6.3.
The Medical Center and the Principal Investigator shall conduct the Trial and maintain records and data during and after the term of this Agreement in compliance with all applicable laws, rules, regulations and guidelines and the requirements of any governmental authority regulating such trials.

6.4.
The Medical Center and HMO hereby undertake to furnish BioCancell, the Principal Investigator and all of the Trial Personnel with the facilities and personnel necessary for the adequate performance of the Trial according to the terms and conditions of the Trial Protocol, and to fully collaborate with the Principal Investigator, BioCancell, and/or any other third party nominated by BioCancell, with regard to performing its duties hereunder.

Hadassah–agreement

8 Hartom St, Jerusalem Israel 97775 Phone: +972-2-548-6555 Fax: +972-2-548-6550 www.biocancell.com info@biocancell.com

7.	BioCancell Undertakings
7.1.
BioCancell hereby undertakes to allow the Principal Investigator to use the BioCancell Data, on a need-to-know basis, exclusively for the purpose of performing the Trial, during the Term of This Agreement and according to the terms and conditions of this Agreement.

The Principal Investigator shall strictly abide by any and all instructions given to him by BioCancell with regard to the BioCancell Data, while recognizing that BioCancell or any other company from the BioCancell Group was and shall remain, during the Term of this Agreement and thereafter, the sole and exclusive owner of any and all rights in the BioCancell Data and the Trial Data, and the use thereof.

7.2.	BioCancell shall remunerate the Medical Center, the Principal Investigator and the Trial Personnel, according to the terms of Appendix C hereto, for all services rendered.
7.3.
BioCancell represents that it is the sole owner of any and all intellectual property rights of the Product and that the execution and delivery of this Agreement does not infringe any third parties rights and/or any law.

8.	Parties Mutual Undertakings
8.1.
The Principal Investigator will be responsible for obtaining the written informed consent of each of the Subjects, or his or her authorized legal representative, before his or her participation in the Trial. The form of the informed consent shall be drafted by BioCancell and approved by the Principal Investigator.
Without derogating from the generality of the foregoing, it is agreed that such informed consent shall be obtained: (i) in circumstances in which the prospective Subject (or his or her representative as aforesaid) is given reasonable and sufficient opportunity to consider whether or not to participate in the Trial and which minimize the possibility of coercion and/or undue influence; and (ii) in compliance with all applicable laws, regulations, standards and guidelines.

8.2.
All Parties to this Agreement undertake securing all individually identifiable health information and keeping that information with the highest possible degree of confidentiality and protection from disclosure. Accordingly, all Subjects identifiable health information shall at all times be treated as confidential by all parties involved in the execution of the Trial in accordance with the Applicable Laws and any regulations and rules promulgated subsequently. The Parties agree to take such additional steps and/or to negotiate such amendments to this Agreement as may be required to ensure compliance with any laws, the Guidelines and Regulations and any rules promulgated subsequently. Any such amendment must be informed by either Party to the other Party.

Hadassah–agreement

8 Hartom St, Jerusalem Israel 97775 Phone: +972-2-548-6555 Fax: +972-2-548-6550 www.biocancell.com info@biocancell.com

8.3.
Without derogating from the aforesaid, the Investigator shall notify Biocancell at the earliest possible time of any deviations from the Trial Protocol that are necessary to protect the safety, rights or welfare of the Subjects.

8.4.
It is hereby agreed that any undertaking of the Medical Center and/or HMO and its employees, including the Principal Investigator hereunder whatsoever, is subject to any restrictions and/or limitations deemed necessary by the Medical Center and/or HMO and its employees, including the Principal Investigator in their sole discretion, to comply with the above provisions. It is hereby made expressly clear that no Subjects’  identifiable information will be provided, or made available, to BioCancell or any party acting on its behalf, without prior written consent of the Subject.

8.5.
Nothing contained in this Agreement shall be construed as a warranty by the Medical Center and/or HMO and its employees, including the Principal Investigator, that the results of the Trial will be useful or commercially exploitable or of any value whatsoever. In addition, and without derogating from the aforementioned the Medical Center and/or HMO and its employees, including the Principal Investigator disclaim all warranties, either express or implied, with respect to the Trial and any products, including the Product, that incorporate, integrate or are designed based in whole or part, on the Trial Data and Reports, including without limitation implied warranties of merchantability, efficacy and fitness for a particular purpose. The entire risk arising out of the production and use of the Trial Data, the Reports and the Product and any accompanying materials remains solely with BioCancell, and BioCancell shall be solely responsible for any use of the Trial Data, the Reports and/or the Product.

8.6.
Nothing contained herein shall be construed as casting upon the Medical Center and/or HMO and its employees, including the Principal Investigator an undertaking to purchase any equipment for purpose of the performing the Trial or for improving its existing equipment.

9.	Consideration
9.1.
In consideration for the performance of all of the tasks, duties and undertakings of the Principal Investigator, the Trial Personnel and the Medical Center under this Agreement, BioCancell hereby undertakes to pay the Medical Center the amount specified in Appendix C hereto, according to the installments, timetable and manner specified therein. For the removal of doubt, the consideration set out in Appendix C hereto constitutes the only consideration payable by Biocancell under this Agreement for the conduct of the Trial, with the exception of Indemnification or unless defined otherwise in this Agreement.

Hadassah–agreement

8 Hartom St, Jerusalem Israel 97775 Phone: +972-2-548-6555 Fax: +972-2-548-6550 www.biocancell.com info@biocancell.com

9.2.
If Biocancell is required by applicable law to make any tax deduction, tax withholding or similar payment from any amount paid or payable by Biocancell on account of income tax, tax on profit or any other taxes of a similar nature imposed on the Medical Center (“Withholding Tax”) under this Agreement, then Biocancell shall notify the Medical Center of this requirement and shall deduct the Withholding Tax from the payments referred to above, as prescribed by applicable law and shall provide the Institution as soon as practicable with the receipts or other documents issued by the tax authorities evidencing payment of the Withholding Tax, so that the Medical Center may claim an appropriate tax credit from the relevant tax authorities. Alternatively, the Medical Center shall provide BioCancell with the appropriate Tax Exemption at Source approvals from the relevant tax authorities.

10.	Product Supply
10.1.
BioCancell will, at its own expense, supply to the Medical Center all necessary quantities of the drugs to be used in the Trial, and only for the purposes as described in the Protocol. Any surplus shall be returned to BioCancell, at BioCancell expense, without delay, upon completion of the Trial or termination of this Agreement for any reason whichever is the earlier.

10.2.
The Medical Center will ensure that the Product is managed and stored in accordance with GCP and with any special instructions issued by BioCancell. Any use of any drugs under the Trial, including the Product, shall only be made via HMO’s internal pharmacy and shall be subjected to its procedures. HMO internal pharmacy and the Principal Investigator will maintain proper records of receipts, dispensing and returns of the Product.

10.3.	BioCancell will continue to supply the Product after the termination of the Trial and/or Agreement to the patients participating in the trial in accordance with Appendix D.

11.	Trial Personnel Compliance and Clearance
11.1.
The Medical Center and the Principal Investigator hereby undertake to exercise their best efforts so that the Trial Personnel shall abide by : (a) the Trial Protocol, (b) the Guidelines, (c) the instructions and the terms specified in the approval of the Medical Center Helsinki Committee, (d) the ICH-GCP, (e) the Helsinki Declaration, (f) the applicable laws, rules and regulations regulating such studies which are applicable in Israel, and (g) written instructions and prescriptions issued by BioCancell regarding the Trial and/or the Product; all as may be amended from time to time.

11.2.	The Trial will also be conducted in accordance with the “Statement of Investigator” (FDA form no. 1572).
11.3.	Trial Personal Clearance:
11.3.1.
The Medical Center and the Principal Investigator shall deploy all possible efforts that none of the Trial Personnel (including the Principal Investigator and any other investigators) are debarred by the FDA or by the MOH in any capacity whatsoever, and that (1) none of the Trial Personnel appear in the FDA debarment list, detailing all firms or persons debarred pursuant to Section 306 (a) and (b) of the Federal Food, Drug, and Cosmetic Act (21 U.S.C. 335 (a) and (b)), as published in the Federal Registrar from time to time; and (2) none of the Trial Personnel are debarred according to the terms and conditions of the Israeli Physicians Ordinance [New Version], 1976 or pursuant to any other applicable law.

Hadassah–agreement

8 Hartom St, Jerusalem Israel 97775 Phone: +972-2-548-6555 Fax: +972-2-548-6550 www.biocancell.com info@biocancell.com

11.3.2.	The Medical Center and the Principal Investigator shall provide BioCancell with the written confirmation thereof, in a form attached as Appendix B hereto.

12.	Compliance with the Trial Budget and Cooperation with BioCancell Sub-Contractors
12.1.
The Medical Center and the Principal Investigator hereby undertake to perform the Trial in accordance with the budget of the Trial, as such term is derived from Appendix C hereto (hereinafter: “the Trial Budget”) and not to deviate therefrom without the prior written approval of BioCancell in relation thereto.

12.2.
The Medical Center and the Principal Investigator hereby undertake to fully cooperate with any and all sub-contractors nominated by BioCancell for the purpose of the Trial, including, inter alia, clinical research organizations, logistics companies, laboratories, etc.

13.	Trial Documents
13.1.	The Principal Investigator shall prepare and submit the Trial Documents.
13.2.	The Principal Investigator shall perform all the activities specified in Appendix E hereto.
13.3.
Any and all amendments to the Trial Protocol shall be performed only after securing the approval of BioCancell and the competent regulatory authority. Insofar as permitted by applicable legislation, BioCancell is entitled to alter or amend the Protocol and/ or other documents related to the Trial, subject to prior written notice to the Principal Investigator and the Medical Center of at least fourteen (14) days prior to such amendment application to the Medical Center Helsinki Committee. The Medical Center and the Principal Investigator shall act in accordance with these alterations or amendments. BioCancell shall incur all costs and fees levied by the Medical Center Helsinki Committee for the purpose of such amendment of the Protocol.

14.	Confidentiality
14.1.
The Parties and the Principal Investigator hereby agree and undertake that they are aware that the BioCancell Data and the Trial Data (hereinafter, jointly and severally “the Confidential Information”) are confidential information, and that BioCancell has disclosed such Confidential Information to the Medical Center and Principal Investigator for the sole purpose of conducting the Trial.

14.2.
The Parties and the Principal Investigator hereby agree and undertake that they are aware that the Confidential Information is the sole and exclusive property of BioCancell and/or any other company from the BioCancell Group. Accordingly, The Principal Investigator shall retain the Confidential Information under the strictest safeguarding and not use, disclose or divulge the Confidential Information in part or in whole, directly or indirectly, for a period of five (5) years.

Hadassah–agreement

8 Hartom St, Jerusalem Israel 97775 Phone: +972-2-548-6555 Fax: +972-2-548-6550 www.biocancell.com info@biocancell.com

14.3.
The Medical Center and the Principal Investigator shall maintain the confidentiality of the Confidential Information using the same degree of care used by them in relation to their own confidential information, and shall, without limitation, keep the Confidential Information in a safe and separate place and not make any copies thereof (whether in hardcopy or electronic file) unless first receiving BioCancell’s prior written consent.

14.4.	The Medical Center and the Principal Investigator hereby further undertake to limit access to the Confidential Information to the Trial Personnel and any third parties on a “need to know basis” only.
14.5.
At the request of BioCancell, the Medical Center and the Principal Investigator shall forthwith return to BioCancell the Confidential Information or any part thereof, in accordance with Section 13.3 above.

14.6.
The Medical Center and the Principal Investigator hereby state that they are aware of the fact that any unauthorized disclosure or use of the Confidential Information shall cause immediate and/or irreparable injury to BioCancell, and that BioCancell cannot be adequately compensated for such injury in monetary damages. Thus, in order to safeguard BioCancell from any possible breach of confidentiality, the Principal Investigator and the Medical Center hereby undertake that BioCancell would be permitted to obtain, from any Court or Tribunal, any temporary or permanent injunction relief, necessary to prevent such unauthorized disclosure or use or peril thereof, and hereby renounce filing and/or submitting any objection to any request by BioCancell or by any company from the BioCancell Group, relating to such temporary or permanent injunction.

14.7.
For the avoidance of any doubt, it is hereby clarified that such an undertaking is supplementary to and will not prejudice any right or remedy, which is or shall be available to BioCancell under any applicable law or agreement.

14.8.	The Medical Center and the Principal Investigator hereby undertake to exercise their best efforts to see to it that the Trial Personnel shall abide by the undertakings set forth in this Section 14.
14.9.
In the event that the Medical Center and the Principal Investigator are required by law, regulation, rule, act or order of any governmental authority or agency to disclose Confidential Information, they shall be entitled to do so provided that it shall reasonably attempt to first notify BioCancell of any such required disclosure, and limit such disclosure as far as is possible under applicable law. Such disclosure shall, however, not relieve the Medical Center and the Principal Investigator of their other obligations contained herein.

15.	Invention Rights
15.1.
The Medical Center and the Principal Investigator hereby acknowledge that the idea and initiative for the Trial were exclusively those of BioCancell, and that the involvement of the Medical Center and the Principal Investigator in the Trial is strictly the consequence of their nomination by BioCancell.

Hadassah–agreement

8 Hartom St, Jerusalem Israel 97775 Phone: +972-2-548-6555 Fax: +972-2-548-6550 www.biocancell.com info@biocancell.com

15.2.
The Parties and the Principal Investigator hereby irrevocably agree and undertake that the Confidential Information, except for medical records of the Subjects and subject to Confidentiality, is the exclusive property of BioCancell, may be freely utilized by BioCancell in any manner it sees fit. Notwithstanding the above, BioCancell shall have the right to review Subjects’ medical records, subject to the limitations stated in Section 8, to verify entries in the CRF’s. BioCancell hereby undertakes full responsibility to ensure the safekeeping of patients’ confidentiality and personal data and shall be fully responsible for taking every measure to apply this commitment.

15.3.
The Parties and the Principal Investigator hereby irrevocably agree and undertake that the Invention Rights shall be the absolute and exclusive property of BioCancell and that BioCancell shall have unrestricted free right to use such Invention Rights.

15.4.
The Medical Center and the Principal Investigator hereby undertake to disclose to BioCancell any and all applicable information relating to Invention Rights and exercise their best efforts with regards to registration of the Inventions Rights on the name of BioCancell and/or a name designated in writing by BioCancell, if and to the extent requested to do so by BioCancell and at BioCancell’s expense.

15.5.
If by operation of law or for any reason, any Invention Rights to be owned by BioCancell pursuant to this Section 15 are not automatically deemed proprietary BioCancell upon their creation, the Medical Center and the Principal Investigator hereby further undertake to cause the Trial Personnel to, irrevocably grant and assign all such intellectual property rights to BioCancell, at BioCancell expense in relation to filling and submitting applications to the relevant authorities.

15.6.
Nothing contained herein shall be deemed to grant the Investigator and the Medical Center a license to use BioCancells’ Invention Rights and IP for any purposes whatsoever except for the performance of the Trial pursuant hereto.

16.	Inspections
16.1.
The Medical Center and the Principal Investigator hereby undertake to allow the monitors to perform monitoring visits in all sites related to the Trial subject to a prior reasonable notice and during HMO working hours (Sunday-Thursday 8 a.m. to 4 p.m. with the exclusion of holidays) during or after the Trial, and assist the monitors in their duties. For the avoidance of doubt, it is hereby clarified that the monitors shall be entitled to monitor and/or inspect among others the Trial Documents and Trial Data as well as to insure compliance with the Trial Protocol, subject to the confidentiality conditions set in this Agreement.

Hadassah–agreement

8 Hartom St, Jerusalem Israel 97775 Phone: +972-2-548-6555 Fax: +972-2-548-6550 www.biocancell.com info@biocancell.com

16.2.
The Medical Center and the Principal Investigator hereby undertake to allow the Inspectors to perform inspections of all sites related to the Trial, during or after the Trial (and each such inspection shall hereinafter be referred to as: “an Inspection”) in order to determine their adequacy, to examine all data, documents, records, work product relating to the Trial, to validate case reports against original data in its files and to make copies of such data, documents and records and to monitor work preformed to the extent relevant or necessary to ascertain compliance thereof with the Trial Protocol, applicable laws, rules, regulations, guidelines and the terms of this Agreement. The Medical Center and the Principal Investigator also undertake to assist the Inspectors in their duties, if and to the extent requested to do so by the Inspectors.

16.3.
The Medical Center and the Principal Investigator shall immediately inform BioCancell in the event of an Inspection and/or upon gaining knowledge of any intention to perform an Inspection. The Medical Center and the Principal Investigator shall provide BioCancell with copies of any inquiries, correspondence or communications to or from any such Inspectors.

16.4.
The Medical Center and/or the Investigator shall promptly notify Biocancell in writing if any regulatory authority schedules an inspection or, without scheduling, commences an inspection as aforesaid and shall promptly provide Biocancell with a copy of correspondence or observations made by such regulatory authority relating to the Trial and/or resulting from any such Inspection.

16.5.	The Medical Center and the Investigator shall take any reasonable action requested by BioCancell to cure deficiencies noted during an audit or inspection.

17.	Publications
17.1.
BioCancell covenants that it will not at any time, without first obtaining the consent in writing of the Medical Center (which consent may by refused or granted in its absolute discretion), use the Medical Center’s name or the name of the Principal Investigator or otherwise disclose the fact of their involvement in the performance of the Trial in any advertising, publicity or publication. However, BioCancell may use the name of the Medical Center and/or the Principal Investigator for listing the Trail on clinicaltrials.gov. which shall include merely a disclosure that shall be limited to the fact that the Trial has been executed in HMO under the supervision of the Principal Investigator. BioCancell shall include appropriate acknowledgement and credit reflecting the contribution of the Principal Investigator, HMO and the Trial Personnel in any publication relating to the Trial in whatever media, in accordance with customary scientific practice.

17.2.
Publication of the Trial and/or its results, in whole or in part, shall be within the sole and absolute discretion of BioCancell. The Medical Center, the Principal Investigator or the Trial Personnel, and any employees and/or officers and/or representatives of any of the foregoing shall not publish or refer to the Trial and/or its results, in whole or in part, without obtaining the prior consent of BioCancell in writing. BioCancell reserves the right to reject any such request, at its sole discretion. For the avoidance of doubt BioCancell has the right, at all times, to publish any article or data generated from the services rendered under this Agreement. Subject to the foregoing, following termination of the Trial, and in the absence of any publication within a period of one calendar year, Principal Investigator shall be entitled to make a publication providing notice to BioCancell and suspending such publication for a period of thirty (30) days in order to enable BioCancell to safeguard any Intellectual Property, extendable for an additional period of thirty (30) days. After theses two extensions, the Principal Investigator shall have the liberty to make such publication.

Hadassah–agreement

8 Hartom St, Jerusalem Israel 97775 Phone: +972-2-548-6555 Fax: +972-2-548-6550 www.biocancell.com info@biocancell.com

17.3.	Without derogating from this Section 17, BioCancell hereby undertakes to abide by the rules of publications issued by the MOH and set forth in Section 2 of Appendix D attached hereto.

18.	Reports
18.1.
Each of the Medical Center and the Investigator shall: (i) prepare and maintain complete and accurate written records, accounts, notes, reports and data of the Trial, including source data and case report forms (on case report forms supplied by Biocancell) in accordance with the Trial Protocol and applicable laws, regulations and guidelines (the “Reports”); and (ii) retain all such Reports after completion of the Trial for such periods as determined by any applicable law or regulation, but no less than 15 (fifteen) years, at no additional cost to Biocancell. Upon termination of the retention period, the Medical Center shall transfer all Reports to Biocancell, subject to confidentiality obligation as stated under this Agreement or if so requested by Biocancell, destroy such Reports. In no event shall any such Reports be discarded or destroyed without first notifying Biocancell and subject to BioCancell indication within thirty (30) days subsequent to the aforesaid notification.

18.2.	The Medical Center and the Principal Investigator hereby undertake to submit the Reports to BioCancell and/or to competent authorities, whether Israeli or foreign.
18.3.
The Medical Center and the Principal Investigator hereby undertake to disclose in the Reports any and all data provided to them by BioCancell, in accordance with any applicable laws, rules, regulations and guidelines, including, inter alia, safety data.

18.4.
The Medical Center will cause the Principal Investigator to provide BioCancell, within 45 (forty five) days of the end of each period of three (3) months during the period of the Trial, with a written report on the progress of the Trial in the said period.

18.5.
45 (forty five) days following the End of the Trial, the Principal Investigator shall submit to BioCancell a summary report, which shall include, in a full and detailed manner, a declaration regarding the activities performed during the Trial and the results obtained therein.

Hadassah–agreement

8 Hartom St, Jerusalem Israel 97775 Phone: +972-2-548-6555 Fax: +972-2-548-6550 www.biocancell.com info@biocancell.com

19.	Serious Adverse Event
19.1.
In the event one or more of the Subjects sustains any Serious Adverse Event related to the Trial, the Principal Investigator shall inform BioCancell and the Medical Center Helsinki Committee and/or the Medical Center management and/or the authorized national health authorities.

19.2.	The Principal Investigator shall report such Serious Adverse Event in the timetable and manner prescribed in the Trial Protocol and Guidelines.
19.3.
In the occurrence of a Serious Adverse Event the Principal Investigator and the Medical Center Helsinki Committee shall be entitled to immediately cease the performance of the Trial, pending a prior notice of at least 24 hours to BioCancell regarding such decision and its execution.

19.4.
In the occurrence of a Serious Adverse Event BioCancell will immediately take all measures at their disposal to evaluate the risk to the Subjects and/or other patients and will instruct the Principal Investigator which measures to take with regard to that risk.

19.5.
BioCancell has an obligation, as the trial sponsor, to notify each investigator, including the Principal Investigator of any Serious Adverse Events that are reported by any site during the trial that are submitted to the FDA in a safety report. Each Principal Investigator is obligated to provide these reports to the appropriate Helsinki Committee.

20.	The Legal Status of the Medical Center and the Principal Investigator
20.1.
The Parties and the Principal Investigator hereby agree that the relationship between BioCancell, on one hand, and the Medical Center and the Principal Investigator, on the other hand, are that of a client and an independent contractor, with the Medical Center and the Principal Investigator lacking any capacity whatsoever to legally bind BioCancell to a relationship of employer-employee, principal-agent or any other legal relationship differing from that of a client and an independent contractor.

21.	Term and Termination
21.1.
This Agreement shall be in full force and effect as of the latter of either: (a) the date of its execution by the last Party and (b) the date the Approvals have been granted; and until the End of the Trial (and the period in which this Agreement shall be in full force and effect shall be referred to in this Agreement as “the Term of this Agreement”).

21.2.	The Parties may bring this Agreement to an early end at any time, in writing, by prior notice of at least 30 (thirty) days, upon the occurrence of one (or more) of the following events:
21.2.1.
The MOH has voided its approval granted for the performance of the Trial or has conditioned the approval by conditions which the Medical Center and/or the Principal Investigator, as the case may be, have notified BioCancell that they are unable to comply with.

21.2.2.	The FDA has placed the Trial on clinical hold.

Hadassah–agreement

8 Hartom St, Jerusalem Israel 97775 Phone: +972-2-548-6555 Fax: +972-2-548-6550 www.biocancell.com info@biocancell.com

21.2.3.
BioCancell decides upon its sole and absolute discretion to bring the Trial to an end. For the sake of good order, the Parties and the Principal Investigator hereby state and undertake that they are aware, and agree, that BioCancell is entitled to terminate this Agreement, upon its sole and absolute discretion, at any moment whatsoever; and in this case no party hereto shall have any claim whatsoever towards BioCancell and/or any other company from the BioCancell Group with regard to such early termination.

21.2.4.
A Party and/or the Principal Investigator is found to be in breach of this Agreement and does not cure such breach within a period of 30 (thirty) days following receipt of a notice in writing from any of the other Parties in relation thereto.

21.2.5.
A Party and/or the Principal Investigator enter into bankruptcy or liquidation proceedings or a receiver is appointed over part or all of their assets, and such proceedings are not ceased within a period of 45 (forty five) days following receipt by such Party of a written notice in relation thereto from any or all of the other Parties.

21.3.	In the event of termination of this Agreement the Parties and the Principal Investigator shall bring the Trial to an end as follows:
21.3.1.	Any and all Confidential Information and remaining supply of Product shall be returned to BioCancell, as defined in Section 14 above.
21.3.2.
The Parties and the Principal Investigator shall cooperate in swiftly dispersing the Subjects and Trial Personnel, if the need arises, while preserving the latest Trial Data and providing as many Completed CRF’s as possible, and all to the satisfaction of BioCancell.

21.3.3.	BioCancell shall pay the Medical Center all out-of-pocket and none-cancelable commitments incurred by the Medical Center prior to such termination.
21.4.	The obligation of the Parties and the Principal Investigator pursuant to sections 14, 15, 17, and 22 shall survive termination of this Agreement.

22.	Insurance and Indemnification
22.1.
BioCancell has agreed to insure, in accordance with the terms and conditions set forth in Appendix D attached hereto, the Subjects, the Trial Personnel, the Principal Investigator and the Medical Center. BioCancell shall provide for a sufficient product liability and/or clinical trial insurance cover and all the necessary documents which prove the evidence of cover of the above-mentioned liability to the Medical Center. BioCancell warrants and undertakes that it has purchased, and shall maintain during the entire term of the Agreement and for all relevant times subsequent thereto (including under applicable statues of limitation), of at least the same level of coverage for the whole period of the Trial, sufficient insurance coverage for the Trial and for BioCancell’s liabilities hereunder, which insurance coverage shall be satisfactory to the Medical Center. BioCancell further undertakes that the Medical Center, the Principal Investigator, HMO, and the Trial Personnel will be included as co-insured in such insurance policy/ies. The insurance policy/ies shall have a discovery period of seven (7) years. Thirty (30) days prior to the each Insurance Certificate expiry date, BioCancell shall provide the Investigator with a new certificate that meets the requirements above.

Hadassah–agreement

8 Hartom St, Jerusalem Israel 97775 Phone: +972-2-548-6555 Fax: +972-2-548-6550 www.biocancell.com info@biocancell.com

22.2.
BioCancell has agreed to indemnify the Trial Personnel, HMO, the Principal Investigator and/or the Medical Center according to the terms of Sub-Section 22.3 below (hereinafter each of them shall also be referred to as: the “Indemnitee”) for damages arising as a direct result of their involvement in the performance of the Trial (hereinafter: the “Damages”), provided that the damages are not as a result of an expected side effect of the Products and subject to the conditions detailed herein:

22.2.1.	The Damages are not caused as a result of negligence or misconduct of the Indemnitee to the extent that such damage was caused or increased by the negligence or willful misconduct of an Indemnitee;
22.2.2.	The Indemnitee performed the Trial in accordance with the Trial Protocol ;
22.3.
Promptly after receipt by the Indemnitee of a notice of the commencement of any claim, action, suit, proceeding or investigation in respect of which indemnity may be sought pursuant to this Section 22 (hereinafter: the “Claim”), the Indemnitee shall provide a notice to BioCancell, in writing, describing in reasonable detail the facts and circumstances upon which the asserted Claim for indemnification is based, and shall thereafter keep BioCancell reasonably informed with respect thereto. BioCancell shall have the right to assume the defense of any Claim, at its sole discretion within the specified period of time under law. In any event, the Indemnitee shall cooperate with BioCancell in the defense of any Claim for which BioCancell assumes the defense of behalf of all Parties, including the Principal Investigator and Trial Personnel. BioCancell shall not be liable for the settlement by the Indemnitee of any Claim affected without the consent of BioCancell. BioCancell shall be entitled to enter into any settlement of a Claim at its sole discretion. BioCancell may not assume the blame or liability of the Medical Center, Trial Personnel or the PI without their prior written consent.

23.	Limitation of Liability
23.1.
Neither Party shall be liable (whether under contract, tort (including negligence) or otherwise) to the other party, or any third party for any indirect, incidental or consequential damages, including, without limitation, any loss or damage to business earnings, lost profits or goodwill and lost or damaged data or documentation, suffered by any person, arising from and/or related with and/or connection to this Agreement even if such party is advised of the possibility of such damages.

Hadassah–agreement

8 Hartom St, Jerusalem Israel 97775 Phone: +972-2-548-6555 Fax: +972-2-548-6550 www.biocancell.com info@biocancell.com

23.2.
Without derogating from the above, and except in the event of medical malpractice to the Subjects, if the Medical Center or the Principal Investigator or the Trial Personnel are found liable (whether under contract, tort (including negligence) or otherwise), then the cumulative liability thereof for all claims whatsoever related to the Trial or the Product or otherwise arising out of this Agreement, shall not exceed a total consideration actually paid to it under this Agreement. This limitation of liability is intended to apply to all claims of BioCancell without regard to which other provisions of this Agreement have been breached or have proved ineffective.

24.	Notices
24.1.
Notices to be given by one Party to another shall be in the English language, and shall be deemed properly given if reduced to writing and transmitted to the Party’s address appearing on the first page of this Agreement, by air courier or by certified registered mail - all to be effective 3 (three) days after their sending date, or by facsimile with confirmation receipt - to be effective at the first business day following the date of transmission, provided that submission has been on a working day at HMO (Sunday-Thursday 8 a.m. to 4 p.m. with the exclusion of holidays) and acceptance shall be construed as te subsequent working day.

24.2.	However, a notice shall be considered properly given, only in case a copy thereof was communicated as follows:

Notice to BioCancell	Notice to Medical Center
BioCancell Therapeutics Ltd.	Hadasit Medical Research Services
Beck Science Center, 8 Hartom St.	and Development Ltd.
Jerusalem, 97775 Israel	Kiryat Hadassah
Attn: Ran Vigdor	P.O.Box 12000
Director, Strategic Alliances	Jerusalem 91120
Telephone: +972-2-548-6555	Attn:_Mrs. Carole Grumbach
Facsimile: +972-2-548-6550	VP Finance & Contracts
Telephone: +972-2-6778757
Facsimile: +972-2-6437712

24.3.
The addresses of the Parties, listed in page 1 of this Agreement, shall be subject to any change of such address notified in writing by one Party to the other, according to the procedure stipulated in this Section.

25.	Miscellanies
25.1.
Expenses of the Parties. Each Party and the Principal Investigator shall bear all its own expenses, including the expenses of its attorneys, in connection with the negotiation, execution and performance of this Agreement.

25.2.
Waiver and forbearance. No rights of any Party shall be prejudiced or restricted by any indulgence or forbearance, to any other person or entity, and no waiver by any Party in respect of any breach shall operate as a waiver in respect of any subsequent breach.

Hadassah–agreement

8 Hartom St, Jerusalem Israel 97775 Phone: +972-2-548-6555 Fax: +972-2-548-6550 www.biocancell.com info@biocancell.com

25.3.
Governing law and jurisdiction. This Agreement shall be exclusively governed by the Laws of the State of Israel. Any and all disputes arising hereunder shall be resolved by a competent court having jurisdiction over such matters in the Jerusalem District, Israel

25.4.
Assignment. This Agreement shall not be assigned, without the prior written consent of all of the other Parties, save for an assignment of rights by BioCancell to any company within the BioCancell Group and subject to the assignee assuming all BioCancell obligations under this Agreement.

25.5.
Counterparts. This Agreement and any amendment hereto may be executed in multiple counterparts, each of which shall be deemed an original agreement and all of which shall constitute one and the same agreement.

25.6.	Amendments. Modification or amendment to this Agreement shall only be valid if performed by a written instrument, signed by all Parties to this Agreement.
25.7.
Severability. If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal, or unenforceable, that determination shall not affect any other provision of this Agreement, and each such other provision shall be construed and enforced as if the invalid, illegal, or unenforceable provision were not contained herein.

[Remainder of page left intentionally blank. Signature page follows.]

Hadassah–agreement

8 Hartom St, Jerusalem Israel 97775 Phone: +972-2-548-6555 Fax: +972-2-548-6550 www.biocancell.com info@biocancell.com

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and each of the undersigned hereby warrants and represents that he or she has been and is, on the date of this Agreement, duly authorized by all necessary and appropriate action to execute this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as at the date first above written:

BioCancell Therapeutics Ltd.		Hadasit Medical Research Services and Development Ltd.

By:	/s/ Avi Barak	By:	[Illegible]

Print Name: Avi Barak		Print Name:	[Illegible]

Title: CEO		Title:

By:	/s/ Patricia Ohana	By:

Print Name: Patricia Ohana		Print Name:

Title:_VP Clinical Development		Title:

I the undersigned, Dr. Vladimir Yutkin MD, hereby declare and confirm that I have read and understood the Agreement. I hereby agree to be appointed as the Principal Investigator of the Trial on behalf of the Medical Center, and accept and undertake to comply with all the terms, conditions, provisions, instructions and stipulations set forth in the Agreement, including, without limitation, provisions referring to the Parties.

/s/ Vladimir Yutkin
The Principal Investigator

Hadassah–agreement

8 Hartom St, Jerusalem Israel 97775 Phone: +972-2-548-6555 Fax: +972-2-548-6550 www.biocancell.com info@biocancell.com

Appendix A

The Trial Protocol
See attached separately

Hadassah–agreement

8 Hartom St, Jerusalem Israel 97775 Phone: +972-2-548-6555 Fax: +972-2-548-6550 www.biocancell.com info@biocancell.com

Appendix B

The Trial Personnel Clearance
An Undertaking with regard to a Clinical Trial’s Personnel

We, the undersigned, hereby warrant and undertake in relation of clinical trial bearing protocol number BC-07-01, researching “Phase 2b, Multicenter Trial of Intravesical DTA-H19/PEI in Patients with Intermediate-Risk Superficial Bladder Cancer”, that we have not, we do not and we will not use nor employ, in any capacity, the services of any person debarred under Section 306 (a) or (b) of the Federal Food, Drug, and Cosmetic Act (21 U.S.C. 335 (a) and (b)), or debarred under the Israeli Physicians Ordinance [New Version], 1976 or pursuant to any other applicable law.

The Principal Investigator	The Medical Center

Date

Hadassah–agreement

8 Hartom St, Jerusalem Israel 97775 Phone: +972-2-548-6555 Fax: +972-2-548-6550 www.biocancell.com info@biocancell.com

Appendix C

The Consideration

1.	Terms and Definitions
In this Appendix C terms shall have the meaning assigned to them in the Agreement. The following terms shall have the meanings assigned to them hereunder:
Complete Screening
A Screening of a Subject in which all examinations and/or tests and/or treatment and/or evaluations included in the Screening process, as detailed in the Trial Protocol, have been performed and the data collected and registered in the CRF

Complete Evaluation Visit or Complete Treatment Visit
A Visit of a Participating Subject in which all examinations and/or tests and/or treatment and/or evaluations scheduled for the visit have been performed, as detailed in the Trial Protocol, and the data collected and registered in the CRF

Evaluation Visit	Any Visit, as defined below, of visits 7, 11, 15, and 19 as these visits are numbered and defined in the Trial Protocol.
Participating Subject
A Subject who that has undergone Screening, as defined below, and was determined to meet the requirements specified in the Trial protocol and who is participating in the Trial according to the terms and conditions of the Trial Protocol

Screening	A series of tests and examinations as defined in table 4 of the Trial Protocol designed to evaluate a Subject’s suitability for participating in the Trial, as detailed in the Trial Protocol.
Treatment Visit	Any Visit, as defined below, of visits 1-6, 8-10, 12-14, and 16-18 as these visits are numbered and defined in the Trial Protocol.
Visit	Any one of the scheduled nineteen (19) visits of a Participating Subject as detailed in table 4 and 5 of the Trial Protocol.

2.	The Consideration
2.1.
In consideration for the performance, in good faith, by the Principal Investigator and the Medical Center, of all of their undertakings under this Agreement, BioCancell hereby undertakes to pay to the Medical Center the following amounts:

Visit #	Procedure	Costs of procedure (NIS)	Total costs per visit
Screening	Urine cytology	140
	Video cystoscopy	370
	Histology & Pathology	180
	Doctor’s fee	1,000
	Study nurse	250
	Study coordinator	250
	TUR	960	3,150

Hadassah–agreement

8 Hartom St, Jerusalem Israel 97775 Phone: +972-2-548-6555 Fax: +972-2-548-6550 www.biocancell.com info@biocancell.com

Visit # 1
	Doctor’s fee	750
	Study nurse (Drug administration &	250
	blood sampling)
	Study coordinator	250	1,250

Visit # 2
	Doctor’s fee	750
	Study nurse (Drug administration &	250
	blood sampling)
	Study coordinator	250	1,250

Visit # 3
	Doctor’s fee	750
	Study nurse (Drug administration &	250
	blood sampling)
	Study coordinator	250	1,250

Visit # 4
	Doctor’s fee	750
	Study nurse (Drug administration &	250
	blood sampling)
	Study coordinator	250	1,250

Visit # 5
	Doctor’s fee	750
	Study nurse (Drug administration &	250
	blood sampling)
	Study coordinator	250	1,250

Visit # 6
	Doctor’s fee	750
	Study nurse (Drug administration &	250
	blood sampling)
	Study coordinator	250	1,250

Visit # 7	Urine cytology	140
	Video cystoscopy	370
	Histology & Pathology	180
	Doctor’s fee	500
	Study nurse	250
	Study coordinator	250
	TUR	960	2,650

Total per first treatment period			13,300

Visit # 8
	Doctor’s fee	750
	Study nurse (Drug administration &	250
	blood sampling)
	Study coordinator	250	1,250

Visit # 9
	Doctor’s fee	750
	Study nurse (Drug administration &	250
	blood sampling)
	Study coordinator	250	1,250

Hadassah–agreement

8 Hartom St, Jerusalem Israel 97775 Phone: +972-2-548-6555 Fax: +972-2-548-6550 www.biocancell.com info@biocancell.com

Visit # 10
	Doctor’s fee	750
	Study nurse (Drug administration &	250
	blood sampling)
	Study coordinator	250	1,250

Visit # 11	Urine cytology	140
	Video cystoscopy	370
	Doctor’s fee	500
	Study nurse	250
	Study coordinator	250	1,510

Visit # 12
	Doctor’s fee	750
	Study nurse (Drug administration &	250
	blood sampling)
	Study coordinator	250	1,250

Visit # 13
	Doctor’s fee	750
	Study nurse (Drug administration &	250
	blood sampling)
	Study coordinator	250	1,250

Visit # 14
	Doctor’s fee	750
	Study nurse (Drug administration &	250
	blood sampling)
	Study coordinator	250	1,250

Visit # 15	Urine cytology	140
	Video cystoscopy	370
	Doctor’s fee	500
	Study nurse	250
	Study coordinator	250	1,510

Visit # 16
	Doctor’s fee	750
	Study nurse (Drug administration &	250
	blood sampling)
	Study coordinator	250	1,250

Visit # 17
	Doctor’s fee	750
	Study nurse (Drug administration &	250
	blood sampling)
	Study coordinator	250	1,250

Visit # 18
	Doctor’s fee	750
	Study nurse (Drug administration &	250
	blood sampling)
	Study coordinator	250	1,250

Hadassah–agreement

8 Hartom St, Jerusalem Israel 97775 Phone: +972-2-548-6555 Fax: +972-2-548-6550 www.biocancell.com info@biocancell.com

Visit # 19	Urine cytology	140
	Video cystoscopy	370
	Doctor’s fee	500
	Study nurse	250
	Study coordinator	250	1,510

Total per continued treatment period (if no recurrence)			15,780

Total per first treatment period & continued treatment period		13,300 + 15,780	29,080

General	Unscheduled Histology & Pathology (if applicable)	180	180

General	Unscheduled Video cystoscopy	370	370

General	Unscheduled TUR	960	960

Pharmacy		500 US $	500 US $

* Blood work and Urine analysis will be perform by an external central Lab (the costs will be covered by the sponsor).

3.	Limitation of Payments
3.1.
For the avoidance of doubt, it is hereby declared and agreed that BioCancell shall not pay any additional payments or any other amounts, which are not clearly mentioned and specified in section 2 above.

3.2.
It is further clarified that the amounts specified in section 2 above include payment by BioCancell for all services rendered from the Medical Center including but not limited to office services, Trial Personal required for performing the Trial including the Principal Investigator, physicians, nurses, receptionists and study coordinator, use of the Medical Center’s facilities, and all tests, procedures, examinations and evaluations as detailed in the Trial protocol.

3.3.	The considerations do not include cost of analysis of hematology and chemistry samples which will be performed by BioCancell’s sub-contractor/s.

4.	Terms of Payment
4.1.
The Medical Center shall send an invoice at the end of each calendar quarter (31/3, 30/6, 30/9, and 31/12) detailing the Complete Screening, Complete Treatment Visits and Complete Evaluation Visits (together hereinafter: “Complete Visits”) performed as well as on which Subjects or Participating Subjects the relevant Complete Visit was performed.

Hadassah–agreement

8 Hartom St, Jerusalem Israel 97775 Phone: +972-2-548-6555 Fax: +972-2-548-6550 www.biocancell.com info@biocancell.com

4.2.	Payments detailed in section 2 shall be conditioned upon payment for Complete Visits and shall be included in the first invoice sent by the Medical Center.
4.3.	Payment shall be made by BioCancell within 30 (thirty) days of receipt of the Medical Center’s invoice.
4.4.	Immediately upon receiving the payment as per the issued invoice the Medical Center will provide BioCancell with a receipt approving the payment.

5.	Currency of Payments
All of the payments subject of this Appendix C shall be performed by BioCancell to the Medical Center in NIS (New Israel Shekel) and shall be subject to VAT, if applicable.

6.	General Observations and Clarifications
For the sake of good order it is hereby clarified that, unless otherwise agreed upon in writing by BioCancell:
6.1.	No payment would be performed for any activities performed by the Principal Investigator and/or by the Medical Center, prior to the commencement of the Trial.
6.2.
Without derogating from any right of BioCancell, in the event that no Completed CRF’s are provided to BioCancell, regarding a Subject, in relation to which BioCancell has performed payments to the Medical Center, BioCancell shall be entitled to perform one of the following three,:

6.2.1.
Write-off the amount paid by BioCancell in relation to Subject(s) for which no Completed CRFs have been provided (hereinafter: “the Return Amount”) from the amount remaining due to the Medical Center by BioCancell according to this Agreement (hereinafter: “the Remaining Amount”).

6.2.2.
Order the Medical Center, in writing, to pay BioCancell the Return Amount within a period no longer than 45 (forty-five) days from the End of the Trial. The Medical Center hereby undertakes that it shall pay the Return Amount, as specified above, and renounces any contentions and/or claims whatsoever in relation thereto.

6.2.3.
In the event that the Return Amount shall exceed the Remaining Amount, BioCancell shall be entitled to exercise its rights under the above sub-sections 6.2.1 and 6.2.2 in concert, to the extent that BioCancell shall fully collect the Return Amount from the Medical Center.

6.3.	No advance payments would be performed by BioCancell to the Medical Center.
6.4.
Any amount payable hereunder, which has not been made upon its due date of payment, shall bear interest from the date such payment is due until the date of its actual payment shall bear the maximum interest charged by Bank Leumi Le Israel B.M. for unapproved overdrafts.

Hadassah–agreement

8 Hartom St, Jerusalem Israel 97775 Phone: +972-2-548-6555 Fax: +972-2-548-6550 www.biocancell.com info@biocancell.com

Appendix D

Schedule 4 of the Guidelines

Title of the trial: “Phase 2b, Multicenter Trial of Intravesical DTA-HI9/PEI in Patients with Intermediate-Risk Superficial Bladder Cancer”
The protocol name and number: BC-07-01

Name of the investigational product: DTA-HI9/PEI

Name of the Principal Investigator:	Department:
Urology
Name of the medical institution:
The Sponsor’s name and address: BioCancell Therapeutics Ltd., Beck Science Center, 8 Hartom St., Jerusalem 97775, Israel

1.	Sponsor undertaking
The Sponsor undertakes to act in accordance with the local and international law for clinical trials, and in particular with regard to the following issues:
1.1.1.	Responsibility for the safety and good order of the investigational product;
1.1.2.	Supply of information regarding the trial;
1.1.3.	Notice to the Ministry of Health regarding the performance of a multicentre trial in Israel;
1.1.4.	Monitoring the trial process;
1.1.5.	Safety reports;
1.1.6.	Accountability in respect of the investigational product;
1.1.7.	Retention of documents.

2.	The Sponsor undertakes that if it shall decide to publish the results of the clinical trial in scientific literature, it shall publish them in full and without taking matters out of their context.

3.	Insurance:
3.1.
The Sponsor undertakes to insure its legal liability pursuant to the laws of the State of Israel against claims that may be filed by subjects in the clinical trial and/or third party claims - all in connection with the clinical trial, whether in the period of conducting the clinical trial or thereafter. The insurance shall be extended to include the legal liability of the medical institution and/or the clinical trial personnel and/or the Principal Investigator (hereinafter referred to as “the parties conducting the trial”) deriving from their involvement in the conduct of the clinical trial, subject to an exception of an act committed negligently or an intentional deviation from the clinical trial protocol.

Hadassah–agreement

8 Hartom St, Jerusalem Israel 97775 Phone: +972-2-548-6555 Fax: +972-2-548-6550 www.biocancell.com info@biocancell.com

3.2.	The Sponsor shall be given notice of any claim or any potential claim immediately after such comes to the knowledge of the medical institution or the Principal Investigator.
3.3.
The Principal Investigator, the medical institution and its employees shall give the Sponsor, upon its written request, reasonable support in any event of a claim that may be filed against it as aforesaid.

4.
The Sponsor undertakes to supply the medical institution with the investigational product throughout the period of the clinical trial until the conclusion thereof, free of charge. Furthermore, the Sponsor undertakes to pay all additional costs deriving from the conduct of the clinical trial, provided that such costs do not derive from the regular medical treatment of the sickness.

5.
If after the termination of the clinical trial it is ascertained and recommended by the Principal Investigator that the welfare of the patient participating in the clinical trial necessitates continuation of his treatment with the investigational product and there is no other appropriate alternative medical treatment, the Sponsor undertakes to also continue supplying the investigational product, without charge, after the termination of the clinical trial for a period of three years, except in one of the following cases:

5.1.
The investigational product was approved for marketing in the State of Israel after its registration for its requested scope and it can be obtained from the sick fund with which the patient is insured.

5.2.	The development of the product was discontinued or the results of the clinical trials were unsuccessful.
5.3.
The administration of the investigational product for the said protracted period is likely to harm the patient’s health, since there is insufficient information regarding the safety of the product administered over the long term.

5.4.	Where the investigational product is not a medical preparation, such as: cosmetic products / food / food additive / herbal remedy.

The decision as to the continuation of administering the investigational product is given to the medical institution’s Helsinki Committee (“the Helsinki Committee”), that is entitled to re-examine its determination from time to time. The Principal Investigator and the Sponsor have a right of appeal against such decision to the Ministry of Health’s director-general or such person as empowered by him in such regard.

6.	The continued administration of the investigational product after termination of the clinical trial is subject to the following terms and conditions:
6.1.	The continued treatment shall be given within the context of an orderly monitoring protocol that shall be written by the Principal Investigator and approved by the Sponsor and the Helsinki Committee.

Hadassah–agreement

8 Hartom St, Jerusalem Israel 97775 Phone: +972-2-548-6555 Fax: +972-2-548-6550 www.biocancell.com info@biocancell.com

6.2.
The Principal Investigator is responsible for continuing to routinely monitor the subject’s medical condition and to report to the Helsinki Committee any exceptional events that occur during the ongoing treatment, as is the norm in clinical trials.

The principal investigator shall report to the Helsinki Committee at least once a year as to the progress of the subject’s treatment.
The medical institution in which the ongoing treatment shall be given shall attend to appropriate insurance cover for the liability of the medical institution and the Principal Investigator vis-a-vis the patient, in respect of the continuation of administering the investigational product after the termination of the clinical trial.

7.	This Appendix constitutes an integral part of the agreement between the company sponsoring the clinical trial and the medical institution.

BioCancell Therapeutics Ltd.		Hadasit Medical Research Services and Development Ltd.

By:	/s/ Avi Barak	By:	[Illegible]

Print Name: Avi Barak		Print Name:	[Illegible]

Title: CEO		Title:

By:	/s/ Patricia Ohana	By:

Print Name: Patricia Ohana		Print Name:

Title: VP Clinical Development		Title:

I the undersigned, Dr. Vladimir Yutkin MD, hereby declare and confirm that I have read and understood this Appendix D.

/s/ Vladimir Yutkin
The Principal Investigator

Hadassah–agreement

8 Hartom St, Jerusalem Israel 97775 Phone: +972-2-548-6555 Fax: +972-2-548-6550 www.biocancell.com info@biocancell.com

Appendix E

The Trial Documents and Related Activities

The Trial Documents shall include, inter alia, all the documents set forth in the Guidelines, as well as the documents specified hereunder.

Any and all terms not specifically defined in this Appendix shall have the meaning attributed to them in the Agreement.

Prior to the initiation of the Trial:
1.	The executed signature page of the Trial Protocol; and
2.	Investigator Brochure; and
3.	The current curriculum vitae of the Principal Investigator; and
4.	The list of all sub-investigators, all of which necessarily being listed on either the FDA form no. 1572, or on the Principal Investigator’s Statement Form; and
5.	The written approval of the Medical Center Helsinki Committee, indicating that it has reviewed and approved the Trial Protocol; and
6.	The written approval of the MOH with regards to the content of all publicity and advertisements, related to the Trial, which are to be performed prior to the commencement of the Trial; and
7.	A list of all participants in the Helsinki Committee, convened in relation to the Trial (hereinafter: “the Helsinki Committee”); and
7.1.
Should the Principal Investigator be a member of the Helsinki Committee, the written Statement of the chairman of the Helsinki Committee confirming that the Principal Investigator did not participate in the voting, relating to the Trial, during the hearing of the said Helsinki Committee; and

7.2.	A financial disclosure form, confirming that the Principal Investigator holds no financial interests in BioCancell.

While conducting the Trial:
1.	A review of all the Trial Documents and verification the accuracy and completeness thereof in relation to the source documents, on which the above documents were based; and
2.	Report to the Medical Center Helsinki Committee of any Severe Adverse Events, as such terms are defined in the Trial Protocol, to the Subject(s), in accordance with the Guidelines; and
3.	Report to the Medical Center Helsinki Committee of any deviation from the Trial Protocol; and
4.
Maintain adequate records of Subjects identification, clinical observations, as well as study drug receipt and dispensation (hereinafter: “the Records”), in accordance with any applicable laws, rules, regulations and guidelines, as amended from time to time. In any event, the Principal Investigator and BioCancell shall maintain the Records for a period of no less than 15 (fifteen) years following the end of the Trial.

Hadassah–agreement

8 Hartom St, Jerusalem Israel 97775 Phone: +972-2-548-6555 Fax: +972-2-548-6550 www.biocancell.com info@biocancell.com

5.	Compare the data in the CRF with the source documents relating to each subject participating in the Trial, and confirm the accuracy of the CRF; and
6.	Maintain a log, documenting the Product(s) provided to each subject during the Trial; and
7.	Report no later than 7 (seven) days before additional quantities of Product(s) are required to proceed with the Trial.
8.	Complete all CRFs
9.	Re-validate the approval of the relevant Helsinki Committee to the Trial, within a reasonable time prior to its expiration date.
10.	A written detailed periodic report on the progress of the Trial in the said period (section 17.3 of the Agreement).

At the end of the Trial:
1.	All Completed CRFs;
2.
A summary report, which shall include, in a full and detailed manner, a declaration regarding the activities performed during the Trial and the results obtained therein (section 17.4 of the Agreement).

Hadassah–agreement